UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 29, 2020
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)(Zip code)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2020, OpGen, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Employment Agreement”) with Oliver Schacht, Ph.D, the Company’s Chief Executive Officer. The Employment Agreement supersedes the (1) Management Services Agreement, dated as of April 2, 2020, by and between the Company and Mr. Schacht, and (2) the Managing Director’s Employment Contract, dated as of August 6, 2020, by and between Curetis GmbH, a wholly-owned subsidiary of the Company, and Mr. Schacht (collectively, the “Prior Agreements”), each of which are terminated, except as expressly provided in the Employment Agreement.

Consistent with the Prior Agreements, the Employment Agreement provides that Mr. Schacht will receive an annual base salary of $408,000 per year and will be eligible to receive an annual bonus of up $285,600, or seventy percent (70%) of the base salary. The annual bonus opportunity will be based on key performance metrics established by the Board of Directors of the Company. Mr. Schacht will be entitled to participate in the Company’s standard equity incentive and benefits plans.

The Employment Agreement extends through September 1, 2021, unless sooner terminated in accordance with its terms. Thereafter, the Employment Agreement automatically renews for successive one year terms, unless either party provides notice of termination at least three months before the commencement of any renewal term. Under the Employment Agreement, Mr. Schacht is subject to customary restrictive covenants, including a requirement not to compete with the Company while the Employment Agreement is in effect.

Pursuant to the Employment Agreement, if Mr. Schacht is terminated without cause or his employment is voluntarily terminated for good reason, or during a change in control, he will receive (a) his annual base salary for a period of twelve (12) months, (b) acceleration of any outstanding options, restricted stock units, or equity awards, and (c) reimbursement for the cost of continued healthcare coverage for up to six (6) months. If the Company provides timely notice of a non-renewal of the Employment Agreement, Mr. Schacht is entitled to receive (a) severance for a period of nine (9) months, and (b) reimbursement for the cost of continued healthcare coverage for up to nine (9) months following expiration of the Agreement. All severance payments are contingent on Mr. Schacht’s signing and not revoking a release of claims and compliance with the terms of the Employment Agreement.

The foregoing summary of certain terms of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the contract, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Executive Employment Agreement by and between the Company and Oliver Schacht, dated as of October 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 2, 2020

OpGen, Inc.

By:	/s/ Timothy C. Dec
	Name:	Timothy C. Dec
	Title:	Chief Financial Officer